UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NATERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2024

June 5, 2024

Explanatory Note

On April 24, 2024, Natera, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on Wednesday, June 12, 2024, at 9:30 a.m. Pacific Time. The meeting will be held as a virtual meeting, which will be conducted via live webcast.

This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

The purpose of this Supplement is to provide updated information about the terms of the Company’s Amended and Restated 2015 Equity Incentive Plan (as amended and restated, the “Amended Plan”), which stockholders have been asked to approve as Proposal Four in the Proxy Statement.

Specifically, the Amended Plan has been further amended to clarify that the Company may not execute a cash buyout of an underwater option or stock appreciation right, and that any type of repricing is prohibited, in either case without stockholder approval.

Article 5.6 of the Amended Plan was intended to prohibit any action that would be considered a repricing under Nasdaq Stock Market rules, including the cash buyout of an underwater option. Similarly, Article 6.7 of the Amended Plan was intended to prohibit the same actions with respect to an underwater stock appreciation right granted under the Amended Plan.

To clarify the intent of the Amended Plan, the Company has made further amendments to the Amended Plan (collectively, the “Plan Amendments”) after the release of the Proxy Statement as follows:

●	Revised Article 5.6 and Article 6.7 to solely address modifications or assumptions of options and stock appreciation rights granted under the Amended Plan; and

●	Revised Article 5.7 and created a new Article 6.8 to further clarify that the Amended Plan does not permit, without the approval of the Company’s stockholders, repricings or cash buyouts of underwater options or underwater stock appreciation rights granted under the Amended Plan.

As a result of the Plan Amendments, this Supplement supplements and updates the disclosures in the Proxy Statement as follows:

●	In Appendix A, Article 5.6 of the Amended Plan on page 99 of the Proxy Statement is deleted in its entirety and replaced with the following:

“5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.”

●	In Appendix A, Article 5.7 of the Amended Plan on page 99 of the Proxy Statement is deleted in its entirety and replaced with the following:

“5.7 No Repricings or Cash Buyouts. Notwithstanding anything in this Plan to the contrary, neither the Administrator nor any other person may, without the approval of the stockholders of the Company, (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel, buyout or allow an Optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Award if the exercise price of such Option exceeds the Fair Market Value of a Common Share on the date of such cancellation, buyout or surrender, or (c) take any other action with respect to an Option that would be treated as a repricing under GAAP or under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded), in each case, other than in connection with the provisions set forth in Article 9.”

●	In Appendix A, Article 6.7 of the Amended Plan on page 100 of the Proxy Statement is deleted in its entirety and replaced with the following:

“6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.”

●	In Appendix A, following Article 6.7 of the Amended Plan on page 100 of the Proxy Statement, a new Article 6.8 is added to the Amended Plan as follows:

“6.8 No Repricings or Cash Buyouts. Notwithstanding anything in this Plan to the contrary, neither the Administrator nor any other person may, without the approval of the stockholders of the Company, (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel, buyout or allow an Optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new Award if the exercise price of such SAR exceeds the Fair Market Value of a Common Share on the date of such cancellation, buyout or surrender, or (c) take any other action with respect to a SAR that would be treated as a repricing under GAAP or under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded), in each case, other than in connection with the provisions set forth in Article 9.”

Other than the changes described in this Supplement, the terms of the Amended Plan remain the same as those described in the Proxy Statement.

Proxy Voting

If you have not already voted, you are urged to vote by proxy as soon as possible as instructed in the Proxy Statement. If you have already voted, you do not need to take any action unless you want to change your vote. If you previously voted “FOR” Proposal Four for approval of the Amended Plan, your vote will be counted “FOR” the approval of the Amended Plan, as amended by the Plan Amendments described in this Supplement, unless you change or revoke your vote. If you desire to change or revoke your vote, you may do so before your proxy is voted at the Annual Meeting by (1) giving written notice of revocation to the Corporate Secretary of the Company prior to the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy card relating to the same shares and delivering it to the Corporate Secretary of the Company or by telephone or the Internet, in accordance with the instructions listed on the proxy card; or (3) virtually attending and voting at the Annual Meeting (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy). For those stockholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is deemed to be the date of the proxy. Any written notice of revocation or subsequent proxy should be sent to the Company's principal executive offices, Attention: Corporate Secretary, 13011 McCallen Pass, Building A, Suite 100, Austin, TX 78753.

The Board continues to recommend a vote “FOR” the approval of the Amended and Restated 2015 Equity Incentive Plan as described above and in the Proxy Statement as Proposal Four.

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on April 24, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials and vote at www.proxyvote.com. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at http://investor.natera.com.